Exhibit (h)(24)

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ADMINISTRATION SERVICES AGREEMENT

THIS AGREEMENT is made as of February 18, 2011 by and between HIGHLAND FUNDS II, a Massachusetts business trust (the “Fund”) that is registered as an open-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and BNY MELLON INVESTMENT SERVICING (US) INC., a Massachusetts corporation (the “Administrator”).

W I T N E S S E T H :

WHEREAS, the Fund wishes to retain the Administrator to provide certain administration services to the Fund’s investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a “Portfolio”), and the Administrator wishes to furnish such services.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Definitions. As Used in this Agreement:

(a)	“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(b)	“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(c)	“1940 Act” has the meaning set forth in the recitals hereof and includes the rules and regulations of the SEC promulgated thereunder.

(d)	“Authorized Person” means any officer of the Fund and any other person duly authorized by the Fund’s Board of Trustees to give Oral Instructions or Written

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Instructions on behalf of the Fund. An Authorized Person’s scope of Authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

(e)	“Board of Trustees” and “Shareholders” shall have the same meanings as used in the Fund’s organizational documents.

(f)	“Oral Instructions” mean oral instructions received by the Administrator from an Authorized Person or from a person reasonably believed by the Administrator to be an Authorized Person.

(g)	“SEC” means the Securities and Exchange Commission.

(h)	“Securities Laws” mean the 1933 Act, the 1934 Act and the 1940 Act.

(i)	“Shares” mean the Fund’s shares of beneficial interest.

(j)	“Written Instructions” means (i) written instructions signed by an Authorized Person and received by the Administrator or (ii) trade instructions transmitted (and received by the Administrator) by means of an electronic transaction reporting system, access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2.	Appointment. The Fund hereby appoints the Administrator to provide administration services to each of the Portfolios, in accordance with the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to furnish such services.

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3.	Compliance with Rules and Regulations.

The Administrator agrees to comply with the applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Administrator hereunder. Except as specifically set forth herein, the Administrator assumes no responsibility for such compliance by the Fund.

4.	Instructions.

(a)	Unless otherwise provided in this Agreement, the Administrator shall act only upon Oral Instructions or Written Instructions, including standing Written Instructions related to ongoing instructions received electronically.

(b)	The Administrator shall be entitled to rely upon any Oral Instructions or Written Instructions it receives from an Authorized Person (or from a person reasonably believed by the Administrator to be an Authorized Person) pursuant to this Agreement. The Administrator may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund’s Board of Trustees or of the Fund’s Shareholders, unless and until the Administrator receives Written Instructions to the contrary.

(c)

The Fund agrees to forward to the Administrator Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by the Administrator or its affiliates) and shall endeavor to ensure that the Administrator receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written

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Instructions are not received by the Administrator shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, the Administrator shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that the Administrator’s actions comply with the other provisions of this Agreement.

5.	Right to Receive Advice.

(a)	Advice of the Fund. If the Administrator is in doubt as to any action it should or should not take, the Administrator may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

(b)	Advice of Counsel. If the Administrator shall be in doubt as to any question of law pertaining to any action it should or should not take, the Administrator may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund or the Administrator, at the option of the Administrator).

(c)

Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions the Administrator receives from the Fund and the advice it receives from counsel, the Administrator shall be entitled to rely upon and follow the advice of counsel, provided that such counsel is selected with reasonable care. The Administrator shall promptly inform the Fund of such conflict and the Administrator shall refrain from acting in the event of a conflict unless counsel advises the Administrator that a failure to take action is likely to result in additional loss, liability or expense. In the event the Administrator relies

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on the advice of counsel, the Administrator remains liable for any action or omission on the part of the Administrator which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by the Administrator of any duties, obligations or responsibilities set forth in this Agreement.

(d)	Protection of the Administrator. The Administrator shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or (to the extent permitted under clause (c) above) from counsel and which the Administrator believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon the Administrator (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of the Administrator’s properly taking or not taking such action. Nothing in this subsection shall excuse the Administrator when an action or omission on the part of the Administrator constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by the Administrator of any duties, obligations or responsibilities set forth in this Agreement.

6.	Records; Visits.

(a)

The books and records pertaining to the Fund and the Portfolios, which are in the possession or under the control of the Administrator, shall be the property of the Fund. Such books and records shall be prepared, preserved and maintained as

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required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and its duly authorized officers, employees and agents and the staff of the SEC shall have access to such books and records at all times during the Administrator’s normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Administrator to the Fund or to an Authorized Person, at the Fund’s expense. Any such books and records may be maintained in the form of electronic media and stored on any magnetic disk or tape or similar recording method.

(b)	The Administrator shall keep the following records:

(i)	all books and records with respect to each Portfolio’s books of account; and

(ii)	records of each Portfolio’s securities transactions.

7.	Confidentiality.

Each party shall keep confidential any information relating to the other party’s business (“Confidential Information”). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or the Administrator, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality

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affords the Fund or the Administrator a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; (g) is Fund information provided by the Administrator in connection with an independent third party compliance or other review; or (h) has been or is independently developed or obtained by the receiving party.

8.	Liaison with Accountants. The Administrator shall act as liaison with the Fund’s independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Portfolio. The Administrator shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such independent public accountants as reasonably requested by the Fund.

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9.	BNY Mellon System. The Administrator shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by the Administrator in connection with the services provided by the Administrator to the Fund.

10.	Disaster Recovery. The Administrator shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment. In the event of equipment failures, the Administrator shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. The Administrator shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by the Administrator’s own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

11.	Compensation.

(a)	As compensation for services rendered by the Administrator during the term of this Agreement, the Fund, on behalf of each Portfolio, will pay to the Administrator a fee or fees as may be agreed to from time to time in writing by the Fund and the Administrator. The Fund hereby represents and warrants to the Administrator that (i) the terms of this Agreement; and (ii) the fees and expenses associated with this Agreement have been approved by the Board of Trustees of the Fund to the extent required by applicable law.

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(b)	With regard to the typesetting services described in Section 15(b) and the money market services described in Section 16(b), the Administrator will be responsible for paying the Print Vendor’s fees. For the avoidance of doubt, the Administrator anticipates that the fees it charges hereunder will be more than the fees charged to it by the Print Vendor, and the Administrator will retain the difference between the amount paid to the Administrator hereunder and the fees the Administrator pays to the Print Vendor.

12.	Indemnification.

(a)	The Fund, on behalf of each Portfolio, agrees to indemnify, defend and hold harmless the Administrator and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including without limitation reasonable attorneys’ fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) (collectively, “Losses”) arising directly or indirectly from any action or omission to act which the Administrator takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions; provided, however, neither the Administrator nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of the Administrator’s or its affiliates’ own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

(b)	Notwithstanding anything in this Agreement to the contrary, the Fund shall not be liable to the Administrator or its affiliates for any consequential, special or indirect losses or damages which the Administrator or its affiliates may incur or suffer as a consequence of this Agreement, whether or not the likelihood of such damages or losses was known by the Fund.

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13.	Responsibility of the Administrator.

(a)	The Administrator shall be under no duty to take any action on behalf of the Fund except as necessary to fulfill its duties and obligations as specifically set forth herein or as may be specifically agreed to by the Administrator in writing. The Administrator shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. The Administrator agrees to indemnify and hold harmless the Fund from Losses arising out of the Administrator’s failure to perform its duties under this Agreement to the extent such damages arise out of the Administrator’s willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

(b)	Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) the Administrator shall not be liable for losses beyond its control, provided that the Administrator has acted in accordance with the standard of care set forth above; and (ii) the Administrator shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement and which the Administrator reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond the Administrator’s control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

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(c)	Notwithstanding anything in this Agreement to the contrary, neither the Administrator nor its affiliates shall be liable to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of the Administrator’s or its affiliates’ performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by the Administrator or its affiliates.

14.	Description of Certain Administration Services on a Continuous Basis. The Administrator will perform the following administration services:

(i)	Prepare monthly security transaction listings;

(ii)	Supply various normal and customary Portfolio and Fund statistical data as requested on an ongoing basis;

(iii)	Prepare for execution and file each Portfolio’s Federal and state tax returns: prepare a fiscal tax provision in coordination with the annual audit; prepare an excise tax provision; and prepare all relevant 1099 calculations;

(iv)	Coordinate contractual relationships and communications between the Fund and its contractual service providers;

(v)	Coordinate printing of each Portfolio’s annual and semi-annual shareholder reports;

(vi)	Prepare income and capital gain distributions;

(vii)	Prepare the semiannual and annual financial statements;

(viii)	Assist with monitoring each Portfolio’s compliance with IRC, SEC and prospectus requirements;

(ix)	Prepare, coordinate with the Fund’s counsel and coordinate the filing with the SEC: annual Post-Effective Amendment to the Fund’s Registration Statement; semi-annual reports on Form N-SAR; and, for an additional fee, the following forms: Form N-CSR; Form N-Q; Form N-MFP and Form N-PX (based upon voting information provided by the Fund and in the format required by the Administrator);

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(x)	Monitor each Portfolio’s compliance with the amounts and conditions of each state qualification; and

(xi)	Assist administratively in obtaining the fidelity bond and trustees’ and officers’/errors and omissions insurance policies for the Fund in accordance with the requirements of Rule 17g-1 and 17d-1(d)(7) under the 1940 Act as such bond and policies are approved by the Fund’s Board of Directors;

(xii)	Monitor the Fund’s assets to assure adequate fidelity bond coverage is maintained;

(xiii)	Draft agendas and resolutions for quarterly board meetings;

(xiv)	Coordinate the preparation, assembly and mailing of materials for quarterly board meetings;

(xv)	Attend quarterly board meetings and draft minutes thereof;

(xvi)	Maintain a Fund calendar to assure compliance with various SEC filing and board approval deadlines;

(xvii)	Assist the Fund in the handling of SEC examinations and responses thereto;

(xv)	If the chief executive officer or chief financial officer of the Fund is required to provide a certification as part of the Fund’s Form N-CSR or Form N-Q filing pursuant to regulations promulgated by the SEC under Section 302 of the Sarbanes-Oxley Act of 2002, the Administrator will provide (to such person or entity as agreed between the Fund and the Administrator) a sub-certification in support of certain matters set forth in the aforementioned certification, such sub-certification to be in such form and relating to such matters as agreed between the Fund and the Administrator from time to time. the Administrator shall be required to provide the sub-certification only during the term of the Agreement and only if it receives such cooperation as it may request to perform its investigations with respect to the sub-certification. For clarity, the sub-certification is not itself a certification under the Sarbanes-Oxley Act of 2002 or under any other regulatory requirement; and

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(xvi)	Perform such additional administrative duties relating to the administration of the Fund as may subsequently be agreed upon in writing between the Fund and the Administrator.

All regulatory services are subject to the review and approval of Fund counsel.

15.	Description of Money Market Services on a Continuous Basis:

(a)	The Administrator has entered into an agreement with the Print Vendor for the Print Vendor to provide to the Administrator the ability to generate monthly portfolio holdings reports on Form N-MFP as required by Rule 30b1-7 and an electronic file of the monthly portfolio holdings information required by Rule 2a-7(c)(12) for public website disclosure (collectively “Money Market Reports”) for its clients. Notwithstanding anything to the contrary in this Amendment, the Administrator shall not be obligated to perform any of the money market services described in Section 15(b)(i) through 15(b)(iii) unless an agreement, including all relevant schedules and appendices thereto, between the Administrator and the Print Vendor for the provision of such services is then-currently in effect. The Administrator will inform the Fund of the identity of the Print Vendor, and the Fund is free to attempt to contract directly with the Print Vendor for the provision of the services described in this Amendment.

(b)	The Administrator shall provide the following money market services to the Fund:

(i)	The Administrator, subject to its timely receipt of all necessary information related thereto, will, or will cause the Print Vendor to, as applicable for the particular Money Market Report: (A) prepare, on a monthly basis, Form N-MFP; (B) prepare, on a monthly basis, an electronic file of the portfolio holdings information required by Rule 2a-7(c)(12) for public website disclosure; (C) file Form N-MFP with the Securities and Exchange Commission; and (D) provide the electronic file prepared pursuant to Section 15(b)(i)(B) herein to the Fund, or at the Fund’s written direction, to a third party (together, the “Services”).

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(ii)	Neither the Administrator nor the Print Vendor, in connection with a particular Money Market Report, will: (A) access, post reports to or perform any service on the Fund’s website; or (B) prepare, provide or generate any reports, forms or files not specifically agreed to by the parties hereto. The Fund acknowledges that it shall be responsible for the retention of the Money Market Reports in accordance with Rule 2a-7 or any other applicable rule or regulation.

(iii)	Unless mutually agreed in writing between the Administrator and the Fund, the Administrator will use the same layout and format for every successive reporting period for the Money Market Reports. At the request of the Fund and upon the mutual agreement of the parties hereto as to the scope of any changes and the additional compensation of the Administrator, the Administrator will, or will cause the Print Vendor to, customize the Money Market Report described in Section 15(b)(ii) above. Any such customization to be further described in an exhibit to this Agreement.

(c)	The Administrator shall not be responsible for: (a) delays in the transmission to it by the Fund, the Fund’s adviser and entities unaffiliated with the Administrator (collectively, for this Amendment, “Third Parties”) of data required for the preparation of the Money Market Reports, (b) inaccuracies of, errors in or omissions of, such data provided to it by any Third Party, and (c) review of such data provided to it by any Third Party. This Section 15(c) is a limitation of responsibility provision for the benefit of the Administrator, and shall not be used to imply any responsibility or liability against the Administrator.

16.	Duration and Termination. This Agreement shall continue until terminated by the Fund or by the Administrator on thirty (30) days’ prior written notice to the other party. In the event the Fund gives notice of termination, all reasonable expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor administration services agent (and any other service provider(s)), and all trailing expenses incurred by the Administrator, will be borne by the Fund.

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17.	Notices. Notices shall be addressed (a) if to the Administrator, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: General Counsel; (b) if to the Fund, at 13455 Noel Road, Suite 800, Dallas, Texas 75240, Attention: General Counsel and President of Retail Funds, or at such other address as shall have been given by like notice to the sender of any such notice by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

18.	Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

19.	Delegation; Assignment; Sub-Contracting. This Agreement and the rights and duties of the parties herein may not be assigned or delegated by any party without the written consent of each party, except that the Administrator may assign or delegate its duties to any affiliate of the Administrator upon sixty (60) days prior written notice to the Fund.

20.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.	Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

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22.	Miscellaneous.

(a)	Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

(b)	Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(c)	Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(d)	Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(e)	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)	Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(g)	The Fund will provide such information and documentation as the Administrator may reasonably request in connection with services provided by the Administrator to the Fund.

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(h)	To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. The Administrator and certain of its affiliates are financial institutions, and the Administrator may, as a matter of policy, request (or may have already requested) the Fund’s name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party’s date of birth. the Administrator may also ask (and may have already asked) for additional identifying information, and the Administrator may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

(i)	Notwithstanding any provision hereof, the services of the Administrator are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Fund or any other person.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Jay F. Nusblatt
Name:	Jay F. Nusblatt
Title:	Managing Director

HIGHLAND FUNDS II

By:	/s/ Ethan Powell
Name:	Ethan Powell
Title:	Secretary

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EXHIBIT A

THIS EXHIBIT A, dated as of February 18, 2011, is Exhibit A to that certain Administration Services Agreement dated as of February 18, 2011, by and between BNY Mellon Investment Servicing (US) Inc. and Highland Funds II.

Portfolios

Highland U.S Equity Fund (f/k/a GE U.S. Equity Fund)

Class A

Class B

Class C

Class Y

Class R

Highland Tax-Exempt Fund (f/k/a GE Tax-Exempt Fund)

Class A

Class B

Class C

Class Y

Highland Short-Term Govt Fund (f/k/a GE Short-Term Govt Fund)

Class A

Class B

Class C

Class Y

Class R

Highland Fixed Income Fund (f/k/a GE Fixed Income Fund)

Class A

Class B

Class C

Class Y

Class R

Highland Global Equity Fund (f/k/a GE Global Equity Fund)

Class A

Class B

Class C

Class Y

Class R

Highland International Equity Fund (f/k/a GE International Equity Fund)

Class A

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Class B

Class C

Class Y

Class R

Highland Premier Growth Equity Fund (f/k/a GE Growth Equity Fund)

Class A

Class B

Class C

Class Y

Class R

Highland Money Market Fund II (f/k/a GE Money Market Fund)

Class A

Class B

Class C

Institutional Class

Highland Government Securities Fund (f/k/a GE Government Securities Fund)

Class A

Class B

Class C

Highland Small-Cap Value Equity Fund (f/k/a GE Small-Cap Value Equity Fund)

Class A

Class B

Class C

Class Y

Class R

Highland Core Value Equity Fund (f/k/a GE Core Value Equity Fund)

Class A

Class B

Class C

Class Y

Class R

Highland Total Return Fund (f/k/a GE Total Return Fund)

Class A

Class B

Class C

Class Y

Class R